Exhibit 99.1

FOR IMMEDIATE RELEASE

Plug Reports First Quarter 2025 Financial Results

Commissioning of Louisiana hydrogen plant, global electrolyzer momentum, and improved cash flow positions Plug for continued commercial growth

SLINGERLANDS, N.Y., May 12, 2025 — Plug Power Inc. (NASDAQ: PLUG), a global leader in comprehensive hydrogen solutions, today announced its financial results and operational milestones for the first quarter ended March 31, 2025. The Company delivered improvements in cash flow and continued execution across its electrolyzer, hydrogen generation, and fuel cell businesses, while advancing its leadership in global decarbonization and U.S. energy security.

First-Quarter Results

•	Revenue: Plug reported revenue of $133.7 million for Q1 2025 versus $120.3 million in Q1 2024. Sales in Q1 2025 represent growing electrolyzer deliveries, continued demand in material handling, and ongoing deployments in our cryogenic platform.

•	Gross Margin: The Company reported gross margin loss of -55% in Q1 2025 versus a gross margin loss of -132% in Q1 2024. The improvement year over year reflects ongoing optimization of internal supply chains, continued cost reductions, price increases, and progress in leveraging the Company’s hydrogen platform.

•	Cash Flow: Net cash used in operating activities plus net cash used in investing activities declined to $152.1 million in Q1 2025 versus $288.3 million in Q1 2024. Plug ended the quarter with $295.8 million in unrestricted cash. The launch of Project Quantum Leap in Q1 2025—targeting over $200 million in annualized savings—combined with anticipated sales growth, strategic pricing actions, disciplined inventory and capex management, and increasing leverage of Plug’s hydrogen production platform, positions the Company for continued improvement in cash utilization in the near term as these initiatives take full effect across operations.

•	Liquidity Enhancements: In May of 2025, the Company closed the first tranche of a $525 million secured credit facility with Yorkville Advisors, drawing $210 million in aggregate principal. This financing was established commensurate with retiring $82.5 million of principal for the existing convertible debenture with Yorkville Advisors, which had approximately 55 million associated underlying shares given the conversion price and therefore this refinancing has reduced potential dilution risk. As Plug has commented previously, we anticipate no additional dilutive equity offerings this fiscal year.

In 2025, we are focused on three core areas: material handling, electrolyzers, and hydrogen supply. These are the businesses where Plug holds competitive advantages—and where we believe we can deliver the most meaningful impact for our customers and investors.

Hydrogen Generation Network Milestones

A key achievement in Q1 2025 was the commissioning of Plug’s 15-ton-per-day (TPD) hydrogen liquefaction plant in St. Gabriel, Louisiana, through its joint venture with Olin Corporation. This facility:

•	Increases Plug’s U.S. hydrogen production capacity to ~40 TPD;
•	Strengthens the Company’s ability to deliver clean, domestic hydrogen to customers such as Amazon and Walmart;

Additionally, Plug completed the transfer of approximately $30 million in energy storage Investment Tax Credits (ITCs) related to its Georgia hydrogen plant and is pursuing similar non-dilutive transactions for its Louisiana and other hydrogen equipment deployments.

Global Electrolyzer Growth and Energy Transition Impact

Plug’s GenEco electrolyzer business continues to scale rapidly, with revenue increasing 575% year over year. Other recent notable milestones include:

•	A signed 3 GW supply agreement with Allied Green Ammonia for a landmark green hydrogen-to-ammonia project in Australia;
•	Surpassing 8 GW in global Basic Engineering and Design Package (BEDP) contracts;
•	System deliveries to customer sites across North America, Europe, and Asia, accelerating decarbonization efforts globally.

Adoption of Fuel Cell Solutions

Plug deployed over 848 fuel cell units in Q1 2025 primarily supporting its material handling segment. Key highlights include:

•	A new partnership with STEF, a European leader in temperature-controlled logistics, supporting Plug’s expansion in Europe;
•	A $10 million Q4 2024 order structured under an ITC safe harbor investment strategy, unlocking over $200 million in future equipment opportunities, where deployments have commenced in Q1 2025;
•	Continued expansion of hydrogen infrastructure and fuel cell deployments with global logistics and automotive customers.

Additionally, Plug delivered cryogenic storage and refueling systems to transit agencies and fleet operators, reinforcing its presence in the hydrogen mobility sector.

2025 Outlook

Plug expects second-quarter 2025 revenue to range between $140 million and $180 million, with additional improvement from Q1 2025 in gross margin and working capital performance anticipated throughout the year. Building on the progress made in Q1 2025, the Company remains focused on leveraging its recently completed infrastructure—including the Louisiana hydrogen plant—to enhance margin performance and reduce third-party fuel costs.

Plug also plans to drive continued global adoption of its GenEco electrolyzer platform, which remains a key growth engine, while advancing financing initiatives such as investment tax credit transfers and project equity alignment to support long-term capital efficiency. Collectively, these efforts reflect Plug’s ongoing commitment to disciplined execution, profitable growth, and leadership in the global hydrogen economy.

“With new capacity online in Louisiana, accelerating adoption of our GenEco electrolyzers, and improved cash flow discipline, Plug is executing with focus and urgency,” said Andy Marsh, CEO of Plug. “We’re delivering real progress toward profitability and scaling our hydrogen ecosystem to meet growing global demand for clean energy.”

Join the call

•	Time: 4:30 pm ET
•	Participant Dial-In: 877-407-9221 / +1 201-689-8597
•	Webcast: https://event.webcasts.com/starthere.jsp?ei=1718659&tp_key=e4fec597b7

A live webcast will be available on the Plug Investor Relations website at https://www.ir.plugpower.com, and a playback will be available online for a period of time following the call.

About Plug Power

Plug is building the global hydrogen economy with a fully integrated ecosystem spanning production, storage, delivery, and power generation. A first mover in the industry, Plug provides electrolyzers, liquid hydrogen, fuel cell systems, storage tanks, and fueling infrastructure to industries such as material handling, industrial applications, and energy producers—advancing energy independence and decarbonization at scale.

With electrolyzers deployed across five continents, Plug leads in hydrogen production, delivering large-scale projects that redefine industrial power. The company has deployed over 70,000 fuel cell systems and 250 fueling stations and is the largest user of liquid hydrogen. Plug is rapidly expanding its generation network to ensure reliable, domestically produced supply, with hydrogen plants currently operational in Georgia, Tennessee, and Louisiana, that have collectively 40 tons per day of capacity.

With employees and state-of-the-art manufacturing facilities across the globe, Plug powers global leaders like Walmart, Amazon, Home Depot, BMW, and BP.

Safe Harbor

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug, including but not limited to statements about Project Quantum Leap and the anticipated benefits from the implementation of such initiative, including the anticipated reductions in annual expenses; Plug’s expectations regarding its financial profile and market outlook, including its estimated revenue for the second quarter of 2025; Plug’s ability to deliver on its business and strategic objectives, including its expectations regarding its sales growth, gross margin, cash utilization and working capital performance; Plug’s expectations regarding its hydrogen production network and its ability to leverage its platform and reduce third-party fuel costs; and Plug’s plans to advance financing initiatives which it believes will support long-term capital efficiency. You are cautioned that such statements should not be read as a guarantee of future performance or results as such statements are subject to risks and uncertainties. Actual performance or results may differ materially from those expressed in these statements as a result of various factors, including, but not limited to, the following: the anticipated benefits and actual savings and costs resulting from the implementation of cost-reduction measures, including workforce reductions and limits on discretionary spending, inventory and capital expenditures; the risk that Plug’s ability to achieve its business objectives and to continue to meet its obligations is dependent upon its ability to maintain a certain level of liquidity, which will depend in part on its ability to manage its cash flows; the risk that the funding of the Department of Energy loan may be delayed or cancelled; the risk that Plug may continue to incur losses and might never achieve or maintain profitability; the risk that Plug may not be successful in its financing initiatives and not have sufficient capital to continue its operations; the risk that Plug may not be able to expand its business or manage its future growth effectively; the risk that global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, increase in tariffs, and supply chain disruptions, may adversely affect Plug’s operating results; the risk that Plug may not be able to obtain from its hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that Plug may not be able to produce hydrogen internally at competitive prices; the risk that delays in or not completing its product and project development goals may adversely affect its revenue and profitability; the risk that its estimated future revenue may not be indicative of actual future revenue or profitability; the risk of elimination, nonrenewal, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, including the Inflation Reduction Act and its qualification to utilize the ITC; the risk that volatility in commodity prices and product shortages may adversely affect Plug’s gross margins and financial results; and the risk that Plug may not be able to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2024 as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Plug disclaims any obligation to update forward-looking statements except as may be required by law.

MEDIA CONTACT

Fatimah Nouilati – Allison

plugPR@allisonpr.com

Plug Power Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$295,844	$205,693
Restricted cash	196,059	198,008
Accounts receivable, net of allowance of $37,753 as of March 31, 2025 and $37,712 as of December 31, 2024	144,953	157,244
Inventory, net	693,472	682,642
Contract assets	91,518	94,052
Prepaid expenses, tax credits, and other current assets	112,068	139,845
Total current assets	1,533,914	1,477,484

Restricted cash	$584,708	$637,008
Property, plant, and equipment, net	879,850	866,329
Right of use assets related to finance leases, net	50,720	51,822
Right of use assets related to operating leases, net	216,463	218,081
Equipment related to power purchase agreements and fuel delivered to customers, net	151,282	144,072
Contract assets	23,842	23,963
Intangible assets, net	82,777	84,660
Investments in non-consolidated entities and non-marketable equity securities	85,095	85,494
Other assets	24,755	13,933
Total assets(A)	$3,633,406	$3,602,846

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$191,611	$180,966
Accrued expenses	128,857	103,145
Deferred revenue and other contract liabilities	137,566	144,093
Operating lease liabilities	75,475	71,250
Finance lease liabilities	14,094	12,802
Finance obligations	83,015	83,129
Current portion of convertible debt instruments, net	58,384	58,273
Current portion of long-term debt	941	946
Contingent consideration, loss accrual for service contracts, and other current liabilities	98,442	93,885
Total current liabilities	788,385	748,489

Deferred revenue and other contract liabilities	$43,362	$58,532
Operating lease liabilities	231,023	242,148
Finance lease liabilities	19,086	22,778
Finance obligations	247,733	264,318
Convertible debt instruments, net (of which $108,650 are measured at fair value as of March 31, 2025 and $173,150 measured at fair value as of December 31, 2024)	255,277	321,060
Long-term debt	1,697	1,932
Contingent consideration, loss accrual for service contracts, and other liabilities	114,256	135,833
Total liabilities(A)	1,700,819	1,795,090

Stockholders’ equity:
Common stock, $.01 par value per share; 1,500,000,000 shares authorized; Issued (including shares in treasury): 997,610,738 as of March 31, 2025 and 934,126,897 as of December 31, 2024	$9,977	$9,342
Additional paid-in capital	8,752,399	8,430,537
Accumulated other comprehensive loss	(5,231)	(2,502)
Accumulated deficit	(6,791,101)	(6,594,445)
Less common stock in treasury: 20,257,070 as of March 31, 2025 and 20,230,043 as of December 31, 2024	(108,844)	(108,795)
Total Plug Power Inc. stockholders’ equity	1,857,200	1,734,137
Non-controlling interest(A)	75,387	73,619
Total stockholders’ equity	1,932,587	1,807,756
Total liabilities and stockholders’ equity	$3,633,406	$3,602,846

(A) Includes balances associated with a consolidated variable interest entity (“VIE”), including amounts reflected in “total assets” that can only be used to settle obligations of the VIE of $156,341 and $148,605 as of March 31, 2025 and December 31, 2024, respectively, as well as liabilities of the VIE reflected within “total liabilities” for which creditors do not have recourse to the general credit of Plug Power Inc. of $5,566 and $1,367 as of March 31, 2025 and December 31, 2024, respectively. Refer to Note 20, “Variable Interest Entities”, for additional information.

Plug Power Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended
	March 31,
	2025	2024
Net revenue:
Sales of equipment, related infrastructure and other	$63,506	$68,295
Services performed on fuel cell systems and related infrastructure	16,874	13,023
Power purchase agreements	23,210	18,304
Fuel delivered to customers and related equipment	29,457	18,286
Other	627	2,356
Net revenue	$133,674	$120,264
Cost of revenue:
Sales of equipment, related infrastructure and other	74,556	135,125
Services performed on fuel cell systems and related infrastructure	14,462	12,957
Provision for loss contracts related to service	8,888	15,745
Power purchase agreements	49,932	55,228
Fuel delivered to customers and related equipment	59,354	58,573
Other	343	1,711
Total cost of revenue	$207,535	$279,339

Gross loss	$(73,861)	$(159,075)

Operating expenses:
Research and development	17,357	25,280
Selling, general and administrative	80,839	77,959
Restructuring	17,154	6,011
Impairment	1,064	284
Change in fair value of contingent consideration	(11,819)	(9,200)
Total operating expenses	$104,595	$100,334

Operating loss	(178,456)	(259,409)

Interest income	5,153	9,277
Interest expense	(11,486)	(11,325)
Other income/(expense), net	1,290	(6,996)
Loss on extinguishment of convertible debt instruments and debt	(3,652)	(14,047)
Change in fair value of convertible debenture	(7,338)	—
Loss on equity method investments	(2,370)	(13,113)

Loss before income taxes	$(196,859)	$(295,613)

Income tax expense	—	(163)

Net loss	$(196,859)	$(295,776)

Net loss attributable to non-controlling interest	$(203)	$—

Net loss attributable to Plug Power Inc.	$(196,656)	$(295,776)

Net loss per share attributable to Plug Power Inc.:
Basic and diluted	$(0.21)	$(0.46)

Weighted average number of common stock outstanding	945,767,987	641,256,134

Plug Power Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2025	2024
Operating activities
Net loss	$(196,859)	$(295,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of long-lived assets	12,134	16,606
Amortization of intangible assets	2,007	4,725
Lower of cost or net realizable value inventory adjustments and provision for excess and obsolete inventory	8,262	39,675
Stock-based compensation	11,087	13,704
Loss on extinguishment of convertible debt instruments and debt	3,652	14,047
Provision/(recoveries) for losses on accounts receivable	40	(1,447)
Amortization of (premium)/discount of debt issuance costs on convertible debt instruments and long-term debt	(320)	330
Provision for common stock warrants	9,124	4,495
Deferred income tax expense	-	163
Impairment	1,064	284
(Recovery)/loss on service contracts	(2,937)	3,809
Change in fair value of contingent consideration	(11,819)	(9,200)
Lease origination costs	-	(1,331)
Change in fair value of convertible debenture	7,338	-
Loss on equity method investments	2,370	13,113
Changes in operating assets and liabilities that provide/(use) cash:
Accounts receivable	12,251	96,436
Inventory	(18,357)	(38,312)
Contract assets	580	1,356
Prepaid expenses and other assets	40,576	(14,496)
Accounts payable, accrued expenses, and other liabilities	47,578	25,755
Payments of contingent consideration	(6,024)	(9,164)
Payments of operating lease liability, net	(5,618)	-
Deferred revenue and other contract liabilities	(21,697)	(32,500)
Net cash used in operating activities	$(105,568)	$(167,728)

Investing activities
Purchases of property, plant and equipment	(40,451)	(92,621)
Purchases of equipment related to power purchase agreements and equipment related to fuel delivered to customers	(5,608)	(6,072)
Cash paid for non-consolidated entities and non-marketable equity securities	(514)	(21,891)
Net cash used in investing activities	$(46,573)	$(120,584)

Financing activities
Payments of contingent consideration	—	(836)
Proceeds from public and private offerings, net of transaction costs	276,053	305,346
Payments of tax withholding on behalf of employees for net stock settlement of stock-based compensation	(49)	(278)
Proceeds from exercise of stock options	—	41
Principal payment on convertible debenture	(45,000)	—
Premium on principal of convertible debenture settled in cash	(1,238)	—
Principal payments on long-term debt	(344)	(300)
Cash paid for closing fees related to loan guarantee	(12,817)	—
Principal repayments of finance obligations and finance leases	(23,373)	(20,908)
Net cash provided by financing activities	$193,232	$283,065
Effect of exchange rate changes on cash	(5,189)	4,187
Increase in cash and cash equivalents	90,151	37,840
Decrease in restricted cash	(54,249)	(38,900)
Cash, cash equivalents, and restricted cash beginning of period	1,040,709	1,169,144
Cash, cash equivalents, and restricted cash end of period	$1,076,611	$1,168,084

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest of $5.0 million and $2.1 million, respectively	$6,692	$9,111